Exhibit 10.3
[Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed; such omissions have been marked with “[***]”.]

NINTH AMENDMENT TO RETAILER PROGRAM AGREEMENT
(Sleep Number)

THIS NINTH AMENDMENT TO RETAILER PROGRAM AGREEMENT (this “Amendment”) is entered into as of October 16, 2023, and amends that certain Retailer Program Agreement, made as of January 1, 2014 (as amended, modified and supplemented from time to time, the “Agreement”), by and between Synchrony Bank (“Bank”) Sleep Number Corporation, formerly known as Select Comfort Corporation (“Sleep Number”), and Select Comfort Retail Corporation (“SCRC” and collectively with Sleep Number, “Retailer”). Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement.

WHEREAS, Bank and Retailer desire to add acceptance of the CareCredit® credit card to the Program, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

I.    AMENDMENTS TO THE AGREEMENT

1.1    Addition of New Section 3A. The following New Section 3A is hereby added to the Agreement:

3A. Acceptance of CareCredit® Accounts.

(a)    Anything in the Agreement to the contrary notwithstanding, Retailer and Bank agree that (i) Retailer will accept and Bank will process CareCredit Accounts to finance purchases by CareCredit Accountholders from Retailer as set forth herein, and (ii) Bank and Retailer may promote the acceptance of CareCredit Accounts at Retailer locations. Retailer acknowledges that (x) Bank may use the Retailer Marks to promote the use of CareCredit Accounts at Retailer locations subject to Retailer’s approval on the use of the Retailer Marks, which approval Retailer will not unreasonably withhold and may be provided by email exchange with Legal@sleepnumber.com, and (y) Bank will not need separate approval to use Retailer’s Marks if Retailer has approved a use that is substantially similar to Bank’s new use. Upon Retailer’s request, Bank will provide Retailer with a detailed accounting of each use of Retailer’s Marks related to the CareCredit Accounts within ten business days. Notwithstanding the foregoing, Bank will not be required to obtain Retailer’s consent to use Retailer’s Marks in a listing of locations where CareCredit Accounts can be used. Retailer may advertise its acceptance of CareCredit Accounts in accordance with the Agreement.

(b)    It is the intention of Bank and Retailer that, to the greatest extent practicable, the provisions of the Agreement that relate to the acceptance of Cards and Accounts for purchases of goods and services, the submission of Charge Transaction Data to Bank in connection therewith, the issuance of related credits, the resolution of disputes and the processing of related chargebacks and all provisions relating to the confidentiality, privacy and security of the resulting information, and all related indemnification provisions, will apply to transactions in which a CareCredit Account is presented to Retailer as a tender type.

(c)    The rights and responsibilities of Retailer pursuant to the Agreement will apply to CareCredit Accountholders, except in any circumstance in which a provision purports to (or should reasonably be read to) deal solely with the Program and, in such case, such provision will apply solely to the Program.

(d)    All purchases made using a CareCredit Account at a Retailer location will be subject to the Retailer Fee applicable to Accounts. Unless otherwise agreed to by the parties, only with pay, deferred interest and fixed pay credit promotions will be available for use on CareCredit Accounts. All transactions processed via Bank’s closed-end system will automatically deduct any

Exhibit 10.3
Retailer Fees owed to Bank from settlements. Bank will invoice Retailer for Dual Card transactions that are processed via Mastercard as detailed in subsection (e).

(e)    Retailer will use reasonable efforts to make such system changes as are necessary to allow for the acceptance of CareCredit Accounts, in accordance with guidance provided by Bank, and the transmission to Bank of the resulting Charge Transaction Data. Notwithstanding the foregoing, the parties acknowledge that certain CareCredit Accounts will be dual cards (i.e., the CareCredit Accounts will communicate with Bank on Bank’s closed-end system as well as the Mastercard® network and are known as “Dual Cards”). Retailer may submit Dual Card transactions via [***].

(f)    Anything in the Agreement to the contrary notwithstanding, the following terms and conditions will apply with respect to CareCredit Accounts: (1) Bank will own and have sole control over all CareCredit Accounts and all information pertaining to CareCredit Accounts and CareCredit Accountholders, and Retailer will not have access to any such information; (2) Bank will have sole control over all CareCredit Account terms and conditions and the credit criteria used to manage CareCredit Accounts; (3) the purchase transaction (and related credit) provisions of the Operating Procedures will apply to CareCredit Accounts, (4) indebtedness resulting from purchases financed on CareCredit Accounts at Retailer locations will be included in the calculation of Net Program Sales for purposes of determining whether Retailer has met certain [***]; (5) billing inserts and statement messages applicable to CareCredit Accounts will not be subject to the terms of the Agreement; and (6) Retailer will not accept any payment from a CareCredit Accountholder on such person’s CareCredit Account. For clarity, Retailer’s option at the end of the Term to purchase Accounts, or arrange for the purchase of Accounts, will not apply to any CareCredit Accounts. [***]

(g)    The chargeback provisions of the Agreement will apply to purchases made on CareCredit Accounts, other than the provision related to ensuring applications comply with the Agreement.

(h)    The following definitions have the following meanings:
“CareCredit Account” means the legal relationship established by and between a CareCredit Accountholder and Bank pursuant to a credit card agreement connected to Bank’s CareCredit Program, together with all indebtedness owing thereunder from time to time.
“CareCredit Accountholder” means an individual holder of a CareCredit Account.
“CareCredit Program” means Bank’s CareCredit program (which may include functionality that allows credit cards issued under the CareCredit Program to be used on a bankcard network), or any successor program to the CareCredit Program. Credit cards issued under the CareCredit Program will be branded with one or more CareCredit marks.

II.    GENERAL

2.1    Authority for Amendment. Retailer represents and warrants to Bank that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Retailer and upon execution by all parties, will constitute a legal, binding obligation of Retailer.

2.2    Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.

2.3    Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

2.4    Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the

Exhibit 10.3
execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.

2.5    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah, without regard to principles of conflicts of laws.

2.6    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to be executed by their respective duly authorized officers to be effective as provided herein. The parties expressly consent and agree that this Amendment may be electronically signed. The parties agree that electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

	SYNCHRONY BANK		SLEEP NUMBER CORPORATION SELECT COMFORT RETAIL CORPORATION
By:	/s/ Anthony Foster	By:	/s/ Melissa Barra
Its:	SVP	Its:	Chief Sales and Services Officer